Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Bergen Brunswig Corporation on Form S-3 of our report dated October 31, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Bergen Brunswig Corporation for the year ended September 30, 1994, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & ToucheLLP
Deloitte & ToucheLLP
Costa Mesa, California
January 12, 1995